UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: November 13, 2007
(Date of earliest event reported)

BANNEKER, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-14001	95-4574138
(Commission File Number)	(IRS Employer Identification No.)

1660 South Albion, Suite 309, Denver, Colorado 80222
(Address of principal executive offices)

(720) 435-5528
(Registrant's telephone number, including area code)

CUMETRIX DATA SYSTEMS, CORP.
(Former name or former address, if changed since last report.)

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 7, 2007 the Company changed its name from Cumetrix Data Systems, Corp., to Banneker, Inc to better reflect the operations of the Company.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10. 01	3	Certificate of Amendment to Articles of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of October, 2010.

Banneker, Inc.

/s/ Derrick M. Holmes.
Derrick M. Holmes, CEO & Secretary